Exhibit 99.4

TEGIC COMMUNICATIONS, INC.
INDEX TO FINANCIAL STATEMENTS

Page

Statement of Assets to be Acquired and Liabilities to be Assumed at June 30, 2007 (unaudited)	1
Statements of Revenues and Direct Expenses for the six month periods ended June 30, 2007 and 2006 (unaudited)	2
Notes to Financial Statements (unaudited)	3

TEGIC COMMUNICATIONS, INC.
(A WHOLLY-OWNED SUBSIDIARY OF AOL LLC)

Statement of Assets to be Acquired and Liabilities to be Assumed

As of June 30, 2007
(In thousands)
(Unaudited)

ASSETS
Accounts receivable, less allowance of $675	$8,560
Prepaid expenses and deposits	221
Deferred compensation	73
Equipment, net	1,004
Capitalized software development costs, net	290
Intangibles, net	140

Total assets to be acquired	$10,288

LIABILITIES
Accrued liabilities and benefits	$10,612
Deferred revenue	6,505

Total liabilities to be assumed	$17,117

The accompanying notes are an integral part of these financial statements.

TEGIC COMMUNICATIONS, INC.
(A WHOLLY-OWNED SUBSIDIARY OF AOL LLC)

Statements of Revenues and Direct Expenses

	For the Six Months Ended
	June 30,	June 30,
	2007	2006
	(In thousands)
	(Unaudited)

Revenues:
License and maintenance	$32,709	$43,054

Costs of revenues:
Royalties and other costs of revenues	191	615
Amortization of capitalized software	288	460
Other direct expenses:
Research and development	5,599	2,782
Selling, marketing and administrative	8,546	6,835
Depreciation and amortization	174	109
Intellectual property litigation costs	1,115	1,027
Restructuring costs	—	49

Total costs and direct expenses	$15,913	$11,877

Excess of revenues over costs of revenues and direct expenses	$16,796	$31,177

The accompanying notes are an integral part of these financial statements.

TEGIC COMMUNICATIONS, INC.
(A WHOLLY OWNED SUBSIDIARY OF AOL LLC)

NOTES TO THE STATEMENT OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED AND STATEMENTS OF REVENUES AND DIRECT EXPENSES
(Unaudited)

1.	Description of Business and Stock Purchase Agreement

Tegic Communications, Inc. (“Tegic” or the “Company”), a wholly-owned subsidiary of AOL LLC (“AOL”), is an independent global developer and distributor of embedded software for mobile devices. The Company is headquartered in Seattle and has locations in London, Paris, Tokyo, Hong Kong, Seoul, Beijing, Bangalore, Singapore, and Sao Paulo. AOL is a subsidiary of Time Warner, Inc. (“Time Warner”).

On June 21, 2007, Nuance Communications, Inc. (the “Purchaser”), AOL and Tegic entered into a definitive Stock Purchase Agreement (the “SPA”) for the Purchaser to acquire all of the outstanding shares of Tegic. Under the SPA, the Tegic legal entity, which comprises the Tegic business and certain assets and liabilities of Tegic, will be transferred to the Purchaser in exchange for the consideration to be paid. As discussed further in Note 2 below, certain assets and liabilities of the Company (including Tegic’s former subsidiary Wildseed LLC and Tegic’s accounts payable as of the date of closing) will be transferred to AOL prior to closing and will not be transferred to the Purchaser.

2.	Basis of Presentation

Tegic operates as a group of departments within AOL’s Wireless Business Group. Historically, separate financial statements have not been prepared for the Company. Accordingly, the statement of assets to be acquired and liabilities to be assumed has been prepared based on management’s expectations of the assets to be acquired and liabilities to be assumed and derived from the historical records of AOL. The statements of revenues and direct expenses include revenues and expenses directly attributable to Tegic and allocations of certain expenses historically incurred by AOL (collectively, the statement of assets to be acquired and liabilities to be assumed and the statements of revenues and direct expenses are referred to as the “Financial Statements”). As a result, the Financial Statements may not be indicative of the financial position or operating results of Tegic had the Company been operated as a separate, stand-alone entity. Management of AOL believes the methodologies used to allocate certain expenses to Tegic are reasonable and appropriate under the circumstances.

In addition to the SPA described in Note 1, on June 21, 2007, the Purchaser, AOL and Tegic entered into a Defense, Hold Harmless and Indemnification Agreement (the “Indemnification Agreement”), whereby AOL agreed, conditional upon the closing of the sale of Tegic to the Purchaser, to indemnify the Purchaser against any amounts payable in any judgment or settlement in connection with the agreement of Tegic’s indemnification obligation to Tegic’s customers related to certain intellectual property litigation filed against certain of Tegic’s customers prior to closing of the transaction. Accordingly, liabilities related to estimated amounts payable by Tegic in settlement of this litigation are being assumed by the Purchaser, but AOL has agreed to indemnify the Purchaser for any actual amounts payable in a settlement of such litigation. In addition, under the Indemnification Agreement, with certain exceptions, AOL has agreed to bear all costs and expenses related to this litigation, including attorneys’ fees incurred. Accordingly, liabilities related to attorneys’ fees payable at the date of closing are not being assumed by the Purchaser. Refer to Note 8 for further discussion of amounts recorded in the Financial Statements related to the indemnification obligation.

On August 8, 2005, AOL acquired Wildseed Ltd., which was a development-stage business that develops platform software for mobile devices that drives consumer data usage for wireless carriers. Following the acquisition, Wildseed Ltd. merged with and into a subsidiary of Tegic, Wildseed LLC, (“Wildseed”) with Wildseed being the surviving entity. Post-acquisition the business of Wildseed was partly conducted through Tegic. On June 14, 2007, Tegic, AOL and Wildseed entered into an agreement whereby Tegic transferred its ownership interests in Wildseed to AOL as of that date. As part of the agreement between Tegic, AOL and Wildseed, AOL assumed from Tegic a liability to former Wildseed shareholders (the “earnout liability”) related to the settlement of contingent consideration payable to such shareholders in connection with the

TEGIC COMMUNICATIONS, INC.
(A WHOLLY OWNED SUBSIDIARY OF AOL LLC)

NOTES TO THE STATEMENT OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED AND STATEMENTS OF REVENUES AND DIRECT EXPENSES — (Continued)

acquisition of Wildseed Ltd. Accordingly, the Financial Statements do not include the assets, liabilities, revenues or expenses of Wildseed or the earnout liability for the periods presented.

Financial Statements

The assets and liabilities in the accompanying statement of assets to be acquired and liabilities to be assumed include only those assets expected to be acquired by the Purchaser and liabilities expected to be assumed by the Purchaser.

The statements of revenues and direct expenses include revenues and expenses directly attributable to the Tegic business and allocations of certain expenses attributable to the operations of Tegic but incurred historically by AOL.

Directly attributable expenses of Tegic include certain payroll and related expenses, consultant costs, amortization of software development costs and patent litigation costs that are specifically attributable to Tegic. Other directly allocated costs attributable to the operations of Tegic, such as divisional management, divisional finance, divisional HR and divisional legal administration costs have been allocated to Tegic using methodologies that management believes are reasonable, including relative headcount.

Certain attributable costs, such as employee benefits and other payroll costs and information technology and support services, have been allocated to Tegic using reasonable methodologies, including relative headcount. Such allocated costs amounted to $736 thousand and $383 thousand for the six months ended June 30, 2007 and 2006, respectively.

Certain other expenses and income, such as AOL corporate overhead, interest income, interest expense, income taxes and foreign withholding taxes, are not included in the accompanying statements of revenues and direct expenses, as they are not directly associated with the operations of Tegic. Corporate overhead expenses include costs incurred for administrative support such as expenses for legal, treasury, tax and executive and segment management functions. The accompanying Financial Statements are not necessarily indicative of the future financial position or results of operations of Tegic due to the potential change in ownership and the exclusion of certain assets, liabilities and operating expenses, as described herein.

Discrete Cash Flow Information

During the six months ended June 30, 2007 and June 30, 2006, Tegic’s financing requirements were provided by AOL, and cash generated by Tegic was transferred to AOL. As Tegic has historically been managed as part of the operations of AOL and has not been operated as a stand-alone entity, it is not practical to prepare historical cash flow statements regarding Tegic’s operating, investing, and financing cash flows. As such, statements of cash flows have not been prepared for Tegic, and selected discrete cash flow information is provided below.

Cash flows from operating activities include cash collected from customers of $34,663 thousand and $39,365 thousand for the six months ended June 30, 2007 and 2006, respectively. As Tegic’s expenses were managed and paid centrally by a central treasury function, it is not practical to prepare information relating to other cash flows from operating activities. Cash flows from investing activities included cash paid for capital expenditures of $544 thousand and $21 thousand for the six months ended June 30, 2007 and 2006, respectively. The Company had no discrete financing activities for the six months ended June 30, 2007 and 2006.

TEGIC COMMUNICATIONS, INC.
(A WHOLLY OWNED SUBSIDIARY OF AOL LLC)

NOTES TO THE STATEMENT OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED AND STATEMENTS OF REVENUES AND DIRECT EXPENSES — (Continued)

3.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Financial Statements requires management to make estimates and assumptions that affect the amounts reported in the Financial Statements and footnotes thereto. Management bases its estimates on historical experience and various other assumptions it believes to be reasonable. Although these estimates are based on management’s knowledge of current events and actions that may impact the Company in the future, actual results may be different from these estimates.

Revenue Recognition

The Company derives revenues from license fees for software products and fees for services related to the software products, including maintenance and certain other professional services.

The Company recognizes revenue in accordance with the provisions of AICPA Statement of Position (SOP) 97-2, Software Revenue Recognition (SOP 97-2), as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions (SOP 98-9) which provides specific revenue recognition guidance and stipulates that the total arrangement fee from software arrangements is to be allocated to each element of the arrangement based on the relative fair values of such elements. Under this guidance, the determination of the fair value of the elements is based on objective evidence that is specific to the vendor. In certain circumstances, revenues are allocated using the residual value method pursuant to SOP 98-9. Under this method, the revenues allocated to the delivered element are determined by subtracting the fair values of the undelivered elements, as indicated by vendor-specific objective evidence, from the total arrangement fee.

Revenues from software arrangements are recognized by Tegic only when a contract or agreement has been executed with a customer, the software and an authorization code has been delivered to the customer, the fee is fixed and determinable, and management believes collectibility of the fee is reasonably assured.

License arrangements with original equipment manufacturers (“OEMs”) generally include a fee based on the number of units sold by the respective OEM which include an installed version of Tegic’s software product. Revenue is recognized as shipment reports are received from the OEMs, and all other revenue recognition criteria are met.

License and maintenance revenues also consist of maintenance fees (post-contract customer support, or “PCS”) which are recognized ratably over the term of the PCS arrangement. Tegic provides its customers with access to its technical support organization, unspecified product updates/enhancements on a when and if available basis. The updates are considered minor enhancements to the software that are not separately marketable or considered a competitive feature or major upgrade.

Service revenues include other professional support services, such as training and consulting, which are available under service agreements and billed separately. These services are generally provided under time and materials contracts and revenue is recognized as the services are performed.

Costs of Revenues

Costs of revenues consist of royalties paid for licensed technologies used in products and amortization of capitalized software development costs.

Research and Development Costs

Research and development costs include both internal and external software development engineering costs incurred to develop new products or significant enhancements to existing products, prior to the

TEGIC COMMUNICATIONS, INC.
(A WHOLLY OWNED SUBSIDIARY OF AOL LLC)

NOTES TO THE STATEMENT OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED AND STATEMENTS OF REVENUES AND DIRECT EXPENSES — (Continued)

establishment of technological feasibility. Such costs include activities such as concept development, engineering, product design, prototype creation, commercialization, testing and packaging development work.

Software Development Costs

Costs related to the development of certain software products are capitalized in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. This guidance requires capitalization to begin when technological feasibility has been established and ends when the software product is available for general release to customers. Software development costs incurred prior to technological feasibility are considered research and development costs and are expensed as incurred. Amortization of capitalized software development cots is done on a product-by-product basis and is the greater of the amount computed using the ratio of current revenues to current and future revenues or the straight-line method. Capitalized software development costs are generally amortized over two or three years.

Intangible Assets

Intangible assets consist primarily of patents and are amortized using the straight-line method over their estimated period of benefit of ten years. The Company evaluates the recoverability of intangible assets periodically and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of the Company’s intangible assets are subject to amortization. No impairments of intangible assets have been identified during any of the periods presented.

Stock-based Compensation

The Company has adopted the provisions of FASB Statement No. 123 (revised 2004), Share-Based Payment (“FAS 123R”), and has accounted for stock-based compensation under FAS 123R for all periods presented in the Financial Statements. The provisions of FAS 123R require a company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized in the statements of revenues and direct expenses over the period during which an employee is required to provide service in exchange for the award. The Company participates in Time Warner’s stock-based compensation plans and records compensation expense based on the equity awards granted to Tegic’s employees. See Note 9 for additional information on stock-based compensation.

Income Taxes and Foreign Withholding Taxes

No provision or benefit for income taxes has been provided in the accompanying financial statements. Tegic has not historically filed federal tax returns separate from AOL or Time Warner and no allocation of AOL’s or Time Warner’s income tax provision/benefit has been made to Tegic in the past. Tegic’s customers in certain foreign jurisdictions pay foreign withholding taxes on amounts billed by Tegic (and recognized as revenues in the statements of revenues and direct expenses), and thus, amounts collected from customers exclude foreign withholding taxes. The foreign withholding taxes paid by Tegic’s customers (approximately $2 million for the six months ended June 30, 2007 and $1 million for the six months ended June 30, 2006) are a component of income tax expense and are not included in the accompanying financial statements.

Interim Financial Statements

The Financial Statements are unaudited; however, in the opinion of management, they contain all the adjustments (consisting of those of a normal recurring nature) considered necessary to present fairly the financial position and results of operations for the periods presented in accordance with the SPA.

TEGIC COMMUNICATIONS, INC.
(A WHOLLY OWNED SUBSIDIARY OF AOL LLC)

NOTES TO THE STATEMENT OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED AND STATEMENTS OF REVENUES AND DIRECT EXPENSES — (Continued)

4.	Equipment

Equipment consists of:

June 30,
2007
(In thousands)
(Unaudited)

Computer equipment	$633
Furniture, fixtures and leasehold improvements	2,563
Accumulated depreciation	(2,192)

$1,004

Equipment is stated at cost. Depreciation is computed on a straight line basis over the estimated useful lives of the equipment. Costs of leasehold improvements are amortized to expense over the shorter of the economic useful life of the improvements or the lease term (which includes all renewal periods that are reasonably assured). Depreciation expense amounted to $150 thousand and $85 thousand for the six months ended June 30, 2007 and 2006, respectively. The statements of revenues and direct expenses include certain allocations of depreciation from AOL.

The estimated useful lives of the Company’s equipment are as follows:

Computer equipment	36 to 60 months
Furniture and fixtures	36 to 60 months
Leasehold improvements	24 to 60 months

5.	Capitalized Software Development Costs

Capitalized software development costs consist of:

June 30,
2007
(In thousands)
(Unaudited)

Finished products	$1,971
Accumulated amortization	(1,775)

$196
Work in progress	94

$290

6.	Intangibles

Intangibles consist of:

June 30,
2007
(In thousands)
(Unaudited)

Acquired intangibles	$480
Accumulated amortization	(340)

$140

TEGIC COMMUNICATIONS, INC.
(A WHOLLY OWNED SUBSIDIARY OF AOL LLC)

NOTES TO THE STATEMENT OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED AND STATEMENTS OF REVENUES AND DIRECT EXPENSES — (Continued)

Acquired intangibles primarily consist of patents acquired by the Company. Amortization expense amounted to $24 thousand for the six months ended June 30, 2007 and 2006.

7.	Related Party Transactions

There are no significant related party assets or liabilities at June 30, 2007.

Tegic has significant transactions with related parties comprised principally of certain costs and expenses incurred on behalf of Tegic by other AOL businesses or AOL departments not related to Tegic. Refer to Note 2 for details of such costs and expenses.

8.	Commitments and Contingencies

Litigation

The Company is a defendant or plaintiff in various claims and lawsuits, including patent matters, arising in the normal course of business. The Company believes that the ultimate outcome of these proceedings will not have a material adverse effect on the Financial Statements; however, there is no certainty as to the ultimate outcome.

Product Indemnification

Pursuant to the terms of its software licensing contracts with its customers, the Company has agreed to indemnify its customers against certain claims of intellectual property infringement made by third parties arising from the use of the Company’s products. In several such contracts, the terms limit the maximum amount of Tegic liability for such indemnification and other liabilities. Tegic evaluates and accounts for estimated losses related to its indemnification obligations under SFAS No. 5, Accounting for Contingencies (“FAS 5”), as interpreted by FIN No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others (“FIN 45”) and FASB Staff Positions related to FIN 45. In instances where the Company believes that a loss is probable and reasonably estimable, it has accrued a liability.

In 2005, a series of intellectual property infringement cases were filed alleging infringement of a single, expired patent by handheld devices manufactured by several handheld device companies, several of which are customers of Tegic and which have licensed Tegic’s products. Several of the Tegic customer defendants have requested indemnification by and/or defense from Tegic pursuant to the terms of the license agreements. Tegic agreed to defend its customers, subject to a reservation of rights, to the extent Tegic’s products are the basis of the claims and to the extent Tegic and its parent company AOL have control of the defense. Almost all customers have agreed to Tegic’s offer to defend the case subject to a reservation of rights. In 2005, the Company recorded an $8 million accrued liability, representing the best estimate of the probable loss incurred

TEGIC COMMUNICATIONS, INC.
(A WHOLLY OWNED SUBSIDIARY OF AOL LLC)

NOTES TO THE STATEMENT OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED AND STATEMENTS OF REVENUES AND DIRECT EXPENSES — (Continued)

related to this series of cases. In August of 2007, the Company entered into a settlement agreement whereby it agreed to pay $8 million to settle this series of intellectual property infringement cases. In connection with this settlement agreement, Tegic and its customers will be released from claims under this litigation. Litigation expenses related to intellectual property infringement amounted to $1,115 thousand and $1,027 thousand for the six months ended June 30, 2007 and 2006, respectively.

Software License Commitment

The Company has license agreements whereby the Company has obtained licenses to use certain technologies. In exchange for the grant of the license, the Company will pay the licensor royalties of up to 42.5% of net revenue by the Company of products incorporating any such technologies. The license agreements expire on various dates through December 31, 2009. Certain agreements required the Company to make non-refundable pre-payments of royalties. As of June 30, 2007, the royalty advance balance was $43 thousand, included within prepaid expenses and deposits. Tegic’s royalty expenses amounted to $41 thousand and $542 thousand for the six months ended June 30, 2007 and 2006, respectively.

9.	Stock-based Compensation and Other Benefits

Time Warner has three equity plans under which it is authorized to grant options to purchase Time Warner common stock to Tegic employees. Such options have been granted to Tegic employees with exercise prices equal to, or in excess of, the quoted market value of the common stock at the date of grant. Generally, options vest ratably over a four-year vesting period and expire ten years from the date of grant. Certain option awards provide for accelerated vesting upon an election to retire pursuant to Time Warner’s defined benefit retirement plans (internationally) or after reaching a specified age and years of service.

Time Warner also can make awards of restricted stock or restricted stock units (“RSUs”) to Tegic employees under these equity plans, which generally vest between three to five years from the date of grant. Certain RSU awards provide for accelerated vesting upon an election to retire pursuant to the Company’s defined benefit retirement plans (internationally) or after reaching a specified age and years of service.

Compensation expense recognized in the Financial Statements for stock-based compensation plans (included in research and development expense and selling, marketing and administrative expense) was $138 thousand and $82 thousand for the six months ended June 30, 2007 and 2006, respectively.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model, consistent with the provisions of FAS 123R. Because option-pricing models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. In determining the volatility assumption, the Company considered implied volatilities from traded Time Warner options as well as quotes from third-party investment banks. The expected term, which represents the period of time that options granted are expected to be outstanding, is estimated based on the historical exercise experience of AOL employees. The risk-free rate assumed in valuing the options is based on the U.S. Treasury yield curve in effect at the time of grant for the expected term of the option. The Company determines the expected dividend yield percentage by dividing the expected annual dividend by the market price of Time Warner common stock at the date of grant.

TEGIC COMMUNICATIONS, INC.
(A WHOLLY OWNED SUBSIDIARY OF AOL LLC)

NOTES TO THE STATEMENT OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED AND STATEMENTS OF REVENUES AND DIRECT EXPENSES — (Continued)

The assumptions presented in the table below represent the weighted-average value of the applicable assumption used to value stock options at their grant date.

	Six Months	Six Months
	Ended June 30,	Ended June 30,
	2007	2006

Expected volatility	22.0%	22.2%
Expected term to exercise from grant date	5.15 years	4.86 years
Risk-free rate	4.4%	4.6%
Expected dividend yield	1.1%	1.1%

For the six months ended June 30, 2007, Time Warner granted approximately 74 thousand options to Tegic employees at a weighted-average grant date fair value of $5.08. For the six months ended June 30, 2006, Time Warner granted approximately 128 thousand options to Tegic employees at a weighted-average grant date fair value of $4.37.

Employee Stock Purchase Plan

Certain of the Company’s employees also participate in the Time Warner Employee Stock Purchase Plan, which is not considered a compensatory stock purchase plan under applicable accounting literature.

Defined Contribution Plan

The employees of the Company participate in Time Warner’s defined contribution plans (the “401k Plans”). The Company’s contributions to the savings plans are based upon a percentage of the employees’ elected contributions. The Company’s 401k Plan expenses are accumulated centrally at AOL along with other employee benefit expenses and are allocated to the Company based on relative headcount. Refer to Note 2 for further information.

10.	Restructuring Costs

Following the acquisition of Wildseed and the reorganization of AOL’s Wireless Business Group, the Company eliminated a number of staff positions. Tegic incurred restructuring costs of $49 thousand for the six months ended June 30, 2006, related primarily to employee severance costs. There was no restructuring liability outstanding at June 30, 2007.

11.	Significant Customers and Concentration of Credit Risk

Tegic’s top ten customers accounted for 86% and 84% of revenues for the six months ended June 30, 2007 and 2006, respectively. Four customers represented 10 percent or more of total revenues during the six months ended June 30, 2007. These customers represented 24%, 18%, 13%, and 13% of revenues, respectively. Three customers represented 10 percent or more of Tegic’s revenues during the six months ended June 30, 2006. These customers represented 27%, 14% and 10% of revenues, respectively. At June 30, 2007, six customers represented 81% of the Company’s accounts receivable.